POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Jay W. Freedman, Arthur Bill, Thomas L. James and Arden T. Phillips, or any one of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, to sign any Report on Form 4 or Form 5, in any such case with respect to his or her beneficial ownership of shares of Coeur d'Alene Mines Corporation common stock, $1.00 per share par value ("Common Stock"), and to file the same with the Securities and Exchange Commission and any exchange or similar system for trading on which the Common Stock is or hereafter becomes listed or qualified for trading or quoting.



Dated: June 30, 2003



                                        /s/ James R. Arnold
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                                        (Signature)

                                        James R. Arnold
                                        ----------------------------------------
                                        (Printed Name)

                                        V.P. Technical Services and Projects
                                        ----------------------------------------
                                        (Title)